                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-37737

                             PROSPECTUS SUPPLEMENT
                              DATED APRIL 2, 1998
                   TO THE PROSPECTUS DATED NOVEMBER 14, 1997

                       ALTERNATIVE LIVING SERVICES, INC.

     Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated November 14, 1997 relating to the Company's $50,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2004 (the "Debentures"), issued in a private placement on May 21, 1997 and the 2,469,136 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

     The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:


                                                        PRINCIPAL       PRINCIPAL
                                                          AMOUNT          AMOUNT
                                                            OF              OF
                                                        DEBENTURES      DEBENTURES       PERCENT OF
                                                       BENEFICIALLY     THAT MAY BE      OUTSTANDING
NAME                                                      OWNED            SOLD          DEBENTURES
----                                                   ------------     -----------      -----------
BNP Arbitrage SNC ...............................      $ 1,500,000      $ 1,500,000         3.0%

Lewco Securities Corp.(1) .......................        1,887,000        1,887,000         3.8

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(1)   Schroder & Co., Inc., an affiliate of Lewco Securities Corp., acted as underwriter and financial advisor in connection with the December 1997 offer and sale of certain of the Company's securities.